Exhibit 24.2

RESOLUTIONS OF THE BOARD OF DIRECTORS OF

EDISON INTERNATIONAL

Adopted: December 8, 2022

RE: FORMS 10-K, 10-Q, AND 8-K

WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed by this corporation with the Securities and Exchange Commission (“Commission”), and it is desirable to effect such filings utilizing the signatures of attorneys-in-fact;

NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to execute and file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2023, Current Reports on Form 8-K from time to time during 2023 through December 31, 2023, or in the event this Board of Directors does not hold a regular meeting in December 2023, through the last day of the month in which this Board holds the next succeeding regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation a power or powers of attorney appointing Adam S. Umanoff, Maria Rigatti, Kate Sturgess, Alisa Do, Brendan Bond, Tricia Young, Michael A. Henry, William E. Cano, and Rushika de Silva,

and each of them, to act severally as attorney-in-fact in their respective names, places and steads, and on behalf of this corporation, for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

ADOPTED:

/s/ Alisa Do

Corporate Secretary

RESOLUTIONS OF THE BOARD OF DIRECTORS OF

SOUTHERN CALIFORNIA EDISON COMPANY

Adopted: December 8, 2022

RE: FORMS 10-K, 10-Q, AND 8-K

WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed by this corporation with the Securities and Exchange Commission (“Commission”), and it is desirable to effect such filings utilizing the signatures of attorneys-in-fact;

NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to execute and file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2023, Current Reports on Form 8-K from time to time during 2023 through December 31, 2023, or in the event this Board of Directors does not hold a regular meeting in December 2023, through the last day of the month in which this Board holds the next succeeding regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation a power or powers of attorney appointing Jennifer R. Hasbrouck, Aaron D. Moss, Kate Sturgess, Alisa Do, Natalia Woodward, Tricia Young, Michael A. Henry, William E. Cano, and Rushika de

Silva, and each of them, to act severally as attorney-in-fact in their respective names, places and steads, and on behalf of this corporation, for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

ADOPTED:

/s/ Alisa Do

Corporate Secretary